EXHIBIT 3.2

COVER LETTER

TO: Amendment Section

Division of Corporations

Name of corporation: 800 Commerce, Inc.

DOCUMENT NUMBER: P10000013426

----------------------------------------------------

The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following:

B. Michael Friedman

Name of Contact Person

800 Commerce, Inc.

Firm! Company

477 S. Rosemary Ave. #203

Address

West Palm Beach, Fl. 33401

City/ State and Zip Code

wallstreetguy777@yahoo.com

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please contact

BARRY HOLLANDER	at: (561) 379 - 4428
Name of Contact Person	Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐	$35 Filling Fee	☐	$43.75 Filing Fee & Certificate of Status	☐	$43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	☐	$52.50 FilingFee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section Division of Corporations	Amendment Section Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment

to

Articles of Incorporations

800 Commerce, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000013426

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of incorporation:

A. If amending name, enter the new name of the corporation:

---------------------------------------------------------------------------------The new name must be distinguishable and contain the word "corporation, " "company, " or "incorporated" or the abbreviation

"Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association, " or the abbreviation "P.A."

B. Enter new principal office address, if applicable:

(Principal office address MUST BE A STREET ADDRESS) _______________________________________

_ ____________________________________________

C. Enter new mailing address, if applicable:

(Mailing address MAY BE A POST OFFICE BOX) _ ___________________________________

  _____________________________________

__________________________________________________

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name o(New Registered Agent : ______________________________________________

______________________________________________

 (Florida street address)

 New Registered Office Address: ________________________Florida. _______

(City) ( Zip Code)

New Registered Agent's Signature. if changing Registered Agent:

I hereby accept the appointment as registered agent./ I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S=1

Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief

Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD. 1

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add.

Example:

X	Change	PT	John Doe

X	Remove	Y	Mike Jones

x	Add		Sally Smith

 Type of Action

(Check One)

 Address

1) ____Change
____ Add
____ Remove

2) ____Change
____Add
____ Remove

3) ____Change
____Add
____ Remove

4) ___Change
____Add
____ Remove

5) ____Change
____Add
____ Remove

6) ____Change
____Add
____ Remove

E. If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary). (Be specific)

Article IV Shares: The number of shares of stock should be listed as 100,000,000 authorized:

10,000,000 par value $0.001 Preferred stock and

90,000,000 par value $0.001 Common Stock

 ___________________________________________________________________________

 ____________________________________________________________________________________________________

 ____________________________________________________________________________________________________

 ____________________________________________________________________________________________________

____________________________________________________________________________________________________

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment it not contained in the amendment itself:

(if not applicable, indicate NIA)

The Board of Directors of the Company has the authority to state by resolution the terms and conditions of one or more series of Preferred Stock and provide by resolution for the issuance of shares of such series

The date of each amendment(s) adoption: October 10, 2012

Effective date if applicable:___________________________________________________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECKI ONE)

Iii The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by ---------------------------------------------------------------------------------------------------

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated October 10, 2012

Signature ___________________________________________________________

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

I

B. Michael Friedman

(Typed or printed name of person signing)

President

(Title of person signing)